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                                                                    Exhibit 21.1
                           SUBSIDIARIES OF REGISTRANT

NewMonoCarb, A.B., a Swedish corporation

Neoprobe (Israel), Ltd., an Israeli limited liability company

Neoprobe-Peptor JV - L.L.C.